Employment Agreement

                          Effective as of July 22, 1999

                                     Between

                           Compaq Computer Corporation

                                       And

                               Michael D. Capellas

This Employment Agreement, effective as of July 22, 1999 ("Effective Date"), is by and between Compaq Computer Corporation ("Compaq"), a corporation organized and existing under the laws of the State of Delaware, U.S.A., and Michael D. Capellas ("Executive").

WHEREAS Compaq is desirous of employing Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement, and Executive is desirous of being employed by Compaq pursuant to such terms and conditions and for such consideration.

NOW, THEREFORE, for and in consideration of the respective promises, covenants, and obligations contained herein, Compaq and Executive agree as follows:

1.     Introduction.  Compaq  agrees  to  employ,  and  Executive  agrees  to be
       ------------
employed by Compaq, subject to the terms and conditions of this Agreement. The employment relationship between Compaq and Employee shall be at-will, that is, the employment relationship may be terminated at any time for any reason whatsoever, with or without Cause, subject to the provisions of this Agreement.

2.     Definitions.  Capitalized  terms  used  in  this Agreement shall have the
       -----------
meanings  set  forth  below  or  as  defined  throughout  this  Agreement.

     2.1.     "Agreement"  means  this  Employment Agreement effective as of the
               ---------
Effective  Date.

     2.2.     "Base  Compensation"  means  the sum of the annualized base salary
               ------------------
paid hereunder at any determination date and the annual bonus paid for the calendar year preceding any determination date. Base Compensation shall not include any other forms of compensation including, but not limited to, bonuses paid under Compaq's Long-term Bonus program (or any successor program), restricted stock grants, stock option grants, or stock option exercise proceeds.

     2.3.     "Board  of  Directors"  or "Board" means the Board of Directors of
               --------------------       -----
Compaq  or  any  successor  entity.

     2.4.     "Cause"  shall  mean  termination  due  to  any  of  the following
               -----
reasons:

          2.4.1. Executive's final conviction of a felony, or

          2.4.2. Executive's substantial failure to perform his duties with Compaq (except by reason of incapacity due to illness or accident),

          2.4.3. Executive's breach of his obligations under paragraph 6.2. of this Agreement, or

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
          2.4.4. Upon a finding by a majority of Compaq's Board of Directors that Executive engaged in a willful fraud or defalcation either of which involved funds or other assets of Compaq.

     2.5.     "Change in Control" means and shall be deemed to have occurred if:
               -----------------
(i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than Compaq, any trustee or other fiduciary holding securities under any Compaq employee benefit plan, or any entity owned, directly or indirectly, by Compaq stockholders in substantially the same proportions as their ownership of Compaq voting securities), is or becomes the "beneficial owner" (as defined in Ruled 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of Compaq securities representing 30% or more of the combined voting power of Compaq's then outstanding securities; (ii) during any period of two consecutive years (not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with Compaq to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by Compaq's stockholders was approved by a vote of at lest two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) Compaq stockholders approve a merger or consolidation of Compaq with any other corporation, other than a merger or consolidation that would result in Compaq voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of voting securities of Compaq or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of Compaq (or similar transaction) in which no person acquires more than 30% of the combined voting power of Compaq's then outstanding securities shall not constitute a Change in Control; or (iv) Compaq stockholders approve a plan of complete liquidation of Compaq or an agreement for the sale or disposition by Compaq of all or substantially all of Compaq's assets. If any of the events enumerated in clause (i) through (iv) occur, Compaq's Board of Directors shall determine the effective date of the Change in Control resulting therefrom for purposes of this Agreement.

     2.6.     "Code"  means  the U.S. Internal Revenue Code of 1986, as amended.
               ----

     2.7.     "Confidential  Information"  means  any  confidential  or  private
               -------------------------
information, not generally known to the public, related to the business or operations (past, present or future) of any member of the Group that Executive has possession or knowledge of through his employment with Compaq or through his association with the Group. The parties agree that Confidential Information encompasses a broad scope of information that includes, without limitation: business plans and strategies; information regarding the identities, skills, qualities, competencies, characteristics, expertise, or experience of the

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directors, officers, or employees of any Group member; information regarding the compensation practices of, or payments made to or by, Group members; the contents of communications, oral or written, with, by or between directors, officers, employees, or agents of the Group; statements of fact or opinion or mixed statements of fact and opinion if such statements are based on information or events to which Executive had access as a result of his employment by Compaq; and similar information related to third parties to whom any Group member owes a duty of confidentiality or privacy.

     2.8.     "Disabled"  or  "Disability"  means a determination by independent
               --------        ----------
competent medical authority that Executive is unable to perform his duties as President and Chief Executive Officer of Compaq and in all reasonable medical likelihood such inability will continue for a period in excess of one hundred eighty days. Unless otherwise agreed by Executive and the Board of Directors, the independent medical authority shall be selected by Executive and Compaq each selecting a board certified licensed physician and the two physicians selected shall designate an independent medical authority, whose determination of Disability shall be binding upon Compaq and Executive.

     2.9. "Group" means Compaq, its subsidiaries, and other affiliated entities.
           -----

     2.10. "Intellectual Property" includes, without limitation, any and all
            ----------------------
information, ideas, concepts, improvements, discoveries, designs, inventions, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer programs, and business methods, whether patentable or not, which are originated by, conceived by, created by, made by, developed by, invented by, learned by, or disclosed to Executive, individually or in conjunction with others, during Executive's employment by Compaq (whether during business hours or otherwise and whether on Compaq's premises or otherwise) which relate to the Group's business, products, or services (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts with in the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, and marks). The term "Intellectual Property" also includes all rights provided by the law of any jurisdiction throughout the world with respect to such information, ideas, concepts, improvements, discoveries, designs, inventions, trade secrets, know-how, manufacturing processes, product formulae, design specifications, writings and other works of authorship, computer programs, and business methods, including, without limitation, the right to maintain the same as confidential information, the right to first publication, the right to obtain patents and industrial rights thereon, all rights of copyright, all trademark rights, and the right to protect the same against acts of unfair competition.

     2.11. "Release of Claims" or "Release," means a release of claims in
            -----------------      --------
substantially the form of the document attached as Exhibit A to this Agreement. Executive acknowledges and agrees that Compaq retains the unilateral right to amend the form of the Release, provided that any such amendment is found necessary as determined by a majority vote of the Board of Directors (a) to protect Compaq's business or then current business plans or (b) to conform to any applicable law.

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
     2.12.   "Separation Payment" means a payment equal to two times Executive's
              ------------------
Base Compensation (except for purposes of paragraph 9.1.6. under which the payment equals three times Executive's Base Compensation).

     2.13.     "Stock  Option" means an option to purchase Compaq stock pursuant
                -------------
to a nonqualified stock option agreement between Executive and Compaq made pursuant to any of Compaq's various employee stock option plans.

     2.14.     "Termination Date" means the date on which Executive ceases to be
                ----------------
an  employee  irrespective  of the cause or manner in which the employment ends.

3.     Term  of Employment.  The initial term of this Agreement will commence on
       -------------------
the Effective Date and, unless terminated at an earlier date in accordance with paragraphs 9.1. or 9.2., shall continue until July 22, 2002. The term of this Agreement shall automatically extend by consecutive twelve-month increments unless, prior to March 15, 2002, and of each year thereafter, Compaq notifies Executive in writing of Compaq's intention to terminate this Agreement. If Compaq so notifies Executive, then this Agreement shall terminate one hundred and twenty days after the date Compaq's written notice is delivered to Executive.

4.     Duties  and  Responsibilities.
       -----------------------------

     4.1.     Service.  Compaq  shall employ Executive as Compaq's President and
              -------
Chief Executive Officer. Executive shall faithfully and diligently serve as Compaq's President and Chief Executive Officer.

     4.2.     Other  Activities.  Executive  shall  not  during the term of this
              -----------------
Agreement, without the consent of the Board of Directors, (a) act as an officer, director, partner, consultant, advisor or in any other capacity for any entity other than a member of the Group, if such activity is for gain, profit or pecuniary advantage, (b) engage in any other business activity whatsoever, other than business activity for a member of the Group, or (c) cause or allow any member of the Group to participate in any transaction with Executive or any of his relatives or with any entity in which Executive or any of his relatives has an interest other than holding less than five percent of an entity whose stock is publicly traded. Executive shall be entitled to make and manage his personal investments, provided such investments or other activities do not violate the terms of Articles 6 or 7 hereof and, further provided, that such investments do not violate Compaq's policies on insider trading, conflict of interest, or any trading restriction policy or program applicable to Compaq executive officers.

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
5.     Compensation  and  Benefits.
       ---------------------------

     5.1.     Benefits.  Executive shall receive all standard benefits generally
              --------
available to executive officers of Compaq. Executive shall be entitled to one physical each calendar year at Compaq's expense. Executive shall be eligible to participate in Compaq's executive officer financial counseling and tax preparation program to the same extent and under the same terms and conditions that Compaq makes available to its other executive officers. Compaq, at its expense, shall install, and provide for the monitoring of, a home security system in Executive's local residence.

     5.2.     Compensation.  Commencing  on  the  Effective  Date,  Executive's
              ------------
annual base salary shall be eight hundred fifty thousand dollars ($850,000), which shall be paid in installments in accordance with Compaq's standard payroll practice. Compaq and Executive may renegotiate Executive's base salary annually in good faith.

     5.3.     Stock  Option  Eligibility.  During  the  term  of  his  Compaq
              --------------------------
employment, Executive shall continue to be eligible to receive stock option grants under the plans and programs applicable to Compaq executive officers. On the Effective Date, Compaq will grant to Executive a Stock Option on one million shares subject to the terms and conditions of the Compaq Computer Corporation 1998 Stock Option Plan. The exercise price will be equal to the Dow Jones composite close for Compaq's stock on the Effective Date. Executive understands that Compaq will issue Executive a grant notice conveying these options and providing the terms and conditions thereof.

     5.4.     Restricted Stock Grant.  On the Effective Date, Compaq shall grant
              ----------------------
Executive two hundred thousand shares of restricted stock (the "Restricted Stock") as that term is defined in the Compaq Computer Corporation 1989 Equity Incentive Plan (the "Plan").

          5.4.1.  Terms and  Conditions.  The  Restricted  Stock shall be issued
                  ---------------------
          under the Plan. Except as modified in this Agreement, the Restricted Stock shall be subject to the terms and conditions of the Plan.

          5.4.2. Vesting.
                 -------

               5.4.2.1.   Performance   Incentive.   As  a  special  performance
                          -----------------------
               incentive to Executive, the Restricted Stock shall vest in the quantities listed below the first time after the Effective Date and during Executive's employment with Compaq, that the closing price of Compaq's stock on the NYSE (or other nationally recognized stock exchange on which it is listed at the time) equals or exceeds each performance target listed below for thirty consecutive trading days.

               Quantity                          Performance Target
               -----------------------------------------------------
                50,000  shares                    $35.00  per  share
                50,000  shares                    $40.00  per  share
               100,000  shares                    $50.00  per  share

               Compaq shall adjust the quantities and performance targets in this section to reflect any stock dividend, subdivision, or combination of shares or reclassification that occurs under the Plan.

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
               5.4.2.2.  Regular  Vesting.  Except as  provided  for in  section
                         ----------------
               5.4.2.1. and in paragraph 9.6., the Restricted Stock shall vest on the fifth anniversary of the Effective Date provided Executive is an employee of Compaq on that date.

          5.4.3.  Cash  Dividends.  Cash  Dividends  on  unvested  shares of the
                  ---------------
          Restricted Stock shall inure to the benefit of Compaq.

     5.5.     Loan  to  Purchase  Shares.   Compaq  shall  loan  Executive  five
              --------------------------
million dollars on a full recourse basis to enable Executive to immediately purchase Compaq common stock with an equivalent value. The purchased shares of Compaq common stock will secure the loan. The loan principal will become due and payable to Compaq on the earlier of the fifth anniversary of the Effective Date or one hundred twenty days after the termination of Executive's employment with Compaq. In addition, the full proceeds of any sale of any of the shares securing the loan, if earlier than the above dates, must be used to retire principal and/or interest on the loan. The loan will bear interest at a fixed rate which will be the minimum rate required under Code section 7872 in order that the loan is not considered a below market interest loan. Interest on the loan will be due and payable at the same time as the principal amount of the loan. The loan and security agreement on the purchased shares will be evidenced by a separate written agreement.

     5.6.     Reimbursement.  Compaq  shall  reimburse  Executive for reasonable
              -------------
business expenses that he incurs in the course of his duties under this Agreement on presentation to Compaq or its designee of an itemized account of such expenses together with supporting documentation.

     5.7. Full Consideration.  Executive's  compensation and benefits under this
          ------------------
Agreement shall constitute the full consideration to be paid to Executive for any services rendered to the Group. Compaq, in its sole discretion, may grant additional compensation or benefits to Executive in the form of bonuses, stock options, or other compensatory arrangements.

6.     Confidential  Information  and  Public  Remarks.
       -----------------------------------------------

     6.1.     Unique Position and Unique Harm.  Executive appreciates the unique
              -------------------------------
position he will hold as Compaq's President and Chief Executive Officer and understands that because of his position Compaq will provide him unique and broad access to Confidential Information, including matters related to all members of the Group, the Group's business operations, and to third parties in business and employment relationships with the Group. Executive acknowledges that the business of the Group is highly competitive and that the Confidential Information of the Group constitutes valuable, special, and unique assets of the Group. Executive understands that in his position with Compaq, investors, business leaders, the media, the public, and governmental entities will view him as the primary public representative of a corporate entity. Executive further

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
understands that even after his employment with Compaq ends, members of these groups will continue to perceive him as having unique information and insight into matters involving the Group. Executive acknowledges that his access to Confidential Information and the public attention that will attach to him through his employment as President and Chief Executive Officer will, during and after the termination of his Compaq employment, place Executive in a unique position to harm Compaq, its employees, officers, directors, and entities engaged in business with Compaq, through the disclosure of Compaq's Confidential Information or through other public or private remarks. Executive understands the potentially significant negative financial and other impacts a former senior executive's remarks can cause Compaq as a publicly held corporation.

     6.2.     Therefore,  Executive  agrees  as  follows:

          6.2.1.  Disclosure and Misuse. Except in good faith furtherance of his
                  ----------------------
     duties to the Group, Executive shall not at any time directly or indirectly disclose to third parties or use either for himself or others any Confidential Information without first obtaining the written consent of Compaq. Executive agrees that this prohibition applies to the Confidential Information of third parties that Executive obtains knowledge or possession of through his Compaq employment. Any records of Confidential Information prepared by Executive or that come into his possession or to which he has access during his employment with Compaq shall remain the property of Compaq. Upon termination of his employment with Compaq, Executive shall not remove any such records or copies thereof and shall deliver such records or copies in his personnel possession to Compaq. Executive understands and agrees that this duty of non-disclosure and proper use shall survive the termination of his employment with Compaq.

          6.2.2.  Public Statement  Prohibition.  Executive shall refrain,  both
                  -----------------------------
     during the employment relationship and after the employment relationship terminates, from publishing or making any oral or written statements about any Group member or any Group member's directors, officers, employees, agents or representatives, that are derogatory or disparaging, or that constitute an intrusion into the seclusion or privacy of any Group member's directors, officers, employees, agents or representatives or that gives rise to publicity about private matters concerning of any Group member's directors, officers, employees, agents or representatives, or that place any Group member or any Group member's directors, officers, employees, agents or representatives in a false or misleading light before the public. The courts may enjoin a violation or threatened violation of this prohibition. The rights afforded the Group members and their directors, officers, employees, agents and representatives in this section are in addition to any and all rights and remedies otherwise afforded by law.

          6.2.3.  Liquidated Damages for Breach.  Executive agrees that a breach
                  -----------------------------
     of his paragraph 6.2. duties would likely negatively impact Compaq's stock price, its business good will, its reputation with customers and investors, and its relationships with partners, suppliers, vendors, and employees. Executive agrees that while potentially financially material to the Group, the damages he could cause the Group through a breach of the obligations he assumes in paragraphs 6.2.1. and 6.2.2. would not be readily measurable in terms of legal damages. Therefore, Executive agrees that if Executive breaches his obligations under paragraphs 6.2.1. or 6.2.2. of this Agreement, Compaq shall be entitled to an amount of liquidated damages determined in accordance with this paragraph.

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
               6.2.3.1. The parties agree that,  except as to injunctive  relief available under paragraph 6.2.2., this Article 6 is subject to the parties' agreement to arbitration set out in Article
                    11. The parties agree that if an arbitrator determines Executive has breached his Article 6 obligations, then the arbitrator shall award Compaq liquidated damages. The parties agree that the arbitrator shall determine the liquidated damage award by multiplying the number of shares of Compaq stock then outstanding by a multiplier the arbitrator selects from a range with a minimum of five one-hundredths of a cent ($0.0005) to a maximum of two cents ($0.02) per outstanding share. The parties agree that the arbitrator shall select the multiplier from this range based on the arbitrator's assessment of (a) the scope and severity of Executive's breach, and (b) the scope and probable magnitude of damage to Compaq, its employees, officers, directors, and entities engaged in business with Compaq, considering the impact of Executive's breach on, without limitation, Compaq's stock price, business good will, and reputation with customers, investors, and other entities engaged in business with Compaq. The parties agree that for purposes of this paragraph the arbitrator shall determine the number of outstanding shares by reference to the then most recently filed Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (Form 10Q). Executive acknowledges that as of March 31, 1999, Compaq had approximately 1,691,000,000 shares outstanding and that if an arbitrator awarded Compaq a remedy under this paragraph the minimum damages, based on the number foregoing number of outstanding shares, would equal one million six hundred ninety-one thousand dollars ($845,000.00). Executive agrees that the above liquidated damage range and calculations are reasonably related to the harm that he would cause Compaq through a breach of his paragraph 6.2. duties. Executive further agrees that this liquidated damage calculation would be an appropriate remedy for Compaq and is not a penalty against him.

               6.2.3.2.  The  parties  agree  that if an  arbitrator  finds that
                    Executive engaged in conduct that constitutes a breach of his paragraph 6.2. obligations only, and provided the arbitrator awards Compaq liquidated damages hereunder, then, except as to Compaq's rights under paragraphs 9.4., 9.5., 9.6., 9.7. and 9.8., the remedy provided under paragraph
                    6.2.3. shall be Compaq's exclusive remedy in damages. The parties further agree that if an arbitrator finds that Executive has breached his paragraph 6.2. obligations and also finds that Executive has breached duties or obligations under other Articles of this Agreement, then the remedy available to Compaq under this paragraph shall not be deemed exclusive but shall be in addition to the remedies available under such other Article(s).

7.     Intellectual  Property.
       ----------------------

     7.1.     Access, Protection, Disclosure and Misuse.  Executive acknowledges
              -----------------------------------------
that the Group's Intellectual Property is confidential business information and trade secrets that are valuable, special, and unique assets that the Group members use in their business to obtain competitive advantage over competitors. Executive further acknowledges that protection of such Intellectual Property against unauthorized disclosure or use is of critical importance to the Group members in maintaining their competitive position. Executive agrees that he will not, at any time during or after his employment by Compaq, make any unauthorized disclosure of any Group member's Intellectual Property, or make any use thereof, except in carrying out his employment responsibilities. As a result of Executive's employment by Compaq, Executive may from time to time have access to, or knowledge of, Intellectual Property of third parties, such as customers, suppliers, partners, joint venturers, and the like. Executive also agrees to preserve and protect the confidentiality of such third party Intellectual Property to the same extent, and on the same basis, as Compaq's Intellectual Property. These obligations apply irrespective of whether the information has been reduced to a tangible medium of expression (e.g. is only maintained in the minds of the Group's employees) and, if it has been reduced to a tangible medium, irrespective of the form or medium in which the information is embodied.

     7.2.     Assignment.  During  the  term  of his employment, Executive shall
              ----------
promptly disclose in writing to Compaq any Intellectual Property, whether originated, conceived, created, made, developed or invented in whole or in part by him, and maintain adequate and current records thereof. Executive assigns, transfers, and conveys to Compaq, or its designees or successors, Executive's entire right, title and interest in any Intellectual Property that he originates, conceives, creates, makes, develops or invents whether as sole inventor, creator, developer or originator or as a joint inventor, creator, developer or originator with others, whether made within or without the usual working hours or upon the premises of the Group or elsewhere, during his employment.

     7.3.     Cooperation.  The  parties  agree  that  if  after the Termination
              -----------
Date, Executive performs an act at Compaq's request or direction, or provides assistance to Compaq, as described in this paragraph, then Compaq shall compensate Executive for his time at a rate of one thousand dollars per day. Either during or subsequent to Executive's employment, upon the request and at the expense of Compaq, but for no consideration in addition to that due Executive pursuant to his employment with Compaq and this Agreement, Executive shall execute, acknowledge, and deliver to Compaq or its designee any instruments that in the judgement of Compaq may be necessary or desirable to secure or maintain for the benefit of Compaq or its designee adequate patent, copyright, and other property rights with respect to Intellectual Property within the scope of this Agreement, including, but not limited to: (a) domestic and foreign patent and copyright applications, (b) any other applications for securing, protecting, or registering property rights, and (c) powers of attorney, assignments, oaths, affirmations, supplemental oaths and sworn statements. Executive shall also assist Compaq or its designee as required to draft such instruments, to obtain such rights, and to enforce such rights, provided that such assistance will not unreasonably interfere with his other endeavors.

     7.4.  Enforcement.  Executive  acknowledges that money damages would not be
           -----------
sufficient remedy for any breach of this Article 7 by Executive, and Compaq shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in addition to all remedies available at law or in equity to Compaq including the recovery of damages from Executive and his agent involved in such a breach.

8.     Non-Competition.  Compaq  shall disclose to Executive, or place Executive
       ---------------
in a position to have access to, or develop, Confidential Information or Intellectual Property of the Group; and/or shall entrust Executive with business opportunities of the Group; and/or shall place Executive in a position to develop business good will on behalf of the Group. Executive acknowledges that he will require such access to successfully perform his duties on behalf of Compaq.

     8.1.     Consideration.  As  part of the consideration for the compensation
              -------------
and benefits to be provided to Executive hereunder; to protect the confidentiality of the Intellectual Property or Confidential Information of the Group that will be disclosed or entrusted to Executive, the business good will of the Group that will be developed in Executive, or the business opportunities that the Group will disclose or entrust to Executive; and as an additional incentive for Compaq to enter into this Agreement, Compaq and Executive agree to the non-competition provisions of this Article 8.

     8.2.     Obligation.  Executive  agrees  that  during  the  period  of
              ----------
Executive's non-competition obligations hereunder, Executive will not, directly or indirectly for Executive or for others, in any geographic area or market where a Group member is conducting any business as of the Termination Date or have during the previous twelve months conducted any business:

          8.2.1. engage in any business competitive with the business conducted by any Group member;

          8.2.2. render advice or services to, or otherwise assist, any other person, association, or entity who is engaged, directly or indirectly, in any business competitive with the business conducted by any Group member; or

          8.2.3. solicit or induce any employee of any Group member to terminate his or her employment with the Group member, or hire or assist in the hiring of any such employee by any person, association, or entity not affiliated with the Group.

These non-competition obligations shall extend for so long as Compaq employs Executive or, if the employment terminates, for twenty-four months from the Termination Date.

     8.3.     Acknowledgement  of  Limitations  and  Remuneration.  Executive
              ---------------------------------------------------
understands that the foregoing restrictions may limit his ability to engage in certain businesses anywhere in the world during the period provided for above, but acknowledges that Executive will receive sufficiently high remuneration and other benefits (e.g. the right to receive a Separation Payment under paragraph 9.1) under this Agreement to justify such restriction. Executive acknowledges that money damages would not be sufficient remedy for any breach of this Article 8 by Executive, and Compaq shall be entitled to specific performance and injunctive relief to enforce these provisions or to remedy a breach or threatened breach of these provisions. Such remedies shall not be deemed the exclusive remedies for a breach of this Article, but shall be in additional to all remedies available at law or in equity to Compaq, including, without limitation, the recovery of damages from Executive and his agent involved in such breach.

     8.4.     Modification  by  Court.     It is expressly understood and agreed
              -----------------------
that Compaq and Executive consider the restrictions contained in this Article 8 to be reasonable and necessary for the purposes of preserving and protecting Compaq's Intellectual Property and other Confidential Information, business, and goodwill. Nevertheless, if any of the aforesaid restrictions are found by a Court having jurisdiction to be unreasonable or overbroad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions set forth herein to be modified by such Court so as to be reasonable and enforceable and, as so modified by the Court, to be fully enforced. Compaq shall be entitled to enforce the provisions of this Article 8 by resorting to appropriate legal and equitable action.

9.     Termination  of  Employment.
       ---------------------------

     9.1.     Separation  Payment.  Subject  to  Executive's  execution  of  a
              -------------------
Release, Executive shall be entitled to a Separation Payment in the event that his employment with Compaq is terminated due to any one or more of the following events:

          9.1.1. Compaq terminates Executive's employment without cause;

          9.1.2. Executive resigns his employment and all positions of responsibility with the Group within ninety days after he is removed as President or Chief Executive Officer or is assigned duties inconsistent in a material respect with his position as Chief Executive Officer;

          9.1.3. Executive resigns his employment within ninety days after Compaq notifies Executive in writing that the Board of Directors has decided to establish Executive's annual base salary at an amount less than 75% of his highest annual base salary from Compaq in effect at any time under this Agreement unless such reduction occurs as part of a general reduction in base salary applicable to all of Compaq's executive officers; or

          9.1.4. Executive resigns his employment within ninety days of receiving notice from Compaq of its intent to terminate this Agreement pursuant to Article 3.

          9.1.5. Executive terminates his employment under circumstances in clauses 9.1.1. through 9.1.4., inclusive, and such termination occurs within ninety days after a Change in Control. In the event Executive resigns under this section 9.1.5., then, subject to paragraph 9.3., the Separation Payment shall be equal to three times Executive's Base Compensation.

     9.2.     No  Separation  Payment.  Executive  shall  not  be  entitled to a
              -----------------------
Separation Payment in the event his employment with Compaq is terminated due to any of the following events:

          9.2.1. Executive dies during the term of this Agreement;

          9.2.2. Executive resigns his employment at any time for any reason other than as specifically set forth in paragraph 9.1;

          9.2.3. Executive resigns his employment after he becomes Disabled or his employment is terminated after he becomes Disabled;

          9.2.4. Compaq terminates Executive's employment for Cause; or

          9.2.5. Executive's employment terminates for any reason after the term of this Agreement has expired.

Upon termination of Executive's employment for Cause under this Agreement, Executive shall be entitled to receive the monthly installment of his annual salary being paid at the time of such termination and any other reimbursement or allowance required under this Agreement through the Termination Date. Thereupon, this Agreement shall terminate and Executive shall have no further rights under or be entitled to any other benefits of this Agreement, provided that (a) the provisions of Articles 6, 7, 8, and 11 through 18 shall survive such termination and (b) Executive's rights, claims, or causes of action, if any, under (i) stock options granted by Compaq, (ii) any Compaq retirement benefits accrued to Executive, and (iii) any other benefit program for which Executive is eligible, shall survive such termination.

     9.3.     Release  of  Claims.  Executive agrees that his right to receive a
              -------------------
Separation Payment is subject to his execution of a Release of Claims within 30 days after the Termination Date.

     9.4.     Payment  Schedule.
              -----------------

          9.4.1.  Initial and  Installment  Payments.  Within ten business  days
                  ----------------------------------
     after Compaq's receipt of Executive's executed Release, Compaq shall deliver to Executive a cashier's check or wire transfer in an amount equal to 25% of the Separation Payment. Compaq shall pay Executive the remaining 75% of the Separation Payment in equal installments, without interest, commencing on Compaq's second regularly scheduled payday after receipt of Executive's signed Release and ending twenty-four months later (the "Separation Pay Period"). The Separation Payment shall be subject to such deductions and other withholding as are required by law. Except as otherwise set forth in this Agreement, the Separation Payment shall be in addition to and shall not be offset or reduced by (a) any other amounts that have accrued or have otherwise become payable to Executive or his beneficiaries, but have not been paid by Compaq at the time such Separation Payment becomes payable pursuant to this section and (b) any indemnification payments that may have accrued but have not been paid or that may thereafter become payable to Executive pursuant to the provisions of Compaq's Certificate of Incorporation, as amended, By-laws, or similar policy, plan or agreement relating to the indemnification of directors or officers of Compaq under certain circumstances.

          9.4.2.  Termination  of Payments.  Executive  agrees that his right to
                  ------------------------
     continued payment of the Separation Payment installments during the Separation Pay Period is contingent upon his compliance with all of the terms and conditions of this Agreement. Executive agrees that, without prejudice to other rights Compaq may have, Compaq shall have the right to discontinue, and Executive shall forfeit all rights to, payment of the remaining Separation Payment installments if Executive breaches any provision, duty, or obligation Executive has under this Agreement. The parties agree that Compaq shall exercise its rights under this paragraph by delivering a written notice to Executive setting out the circumstances of Executive's breach.

     9.5.     Stock  Options.
              --------------

          9.5.1. Vesting Period. In the event that Executive becomes entitled to
                 --------------
     a  Separation  Payment  under any  section of  paragraph  9.1.,  except for section 9.1.5., Executive shall, for the duration of the Separation Pay Period, continue vesting in any unvested stock options Compaq granted him prior to the Termination Date as if Executive had continued in employment during such period. Executive's vesting under this section shall cease if Compaq terminates payment of the Separation Payment installments under paragraph 9.4.2.

          9.5.2.  Exercise Period.  In the event that Executive becomes entitled
                  ---------------
     to a Separation  Payment  under any section of paragraph  9.1.,  except for section 9.1.5., the period during which Executive shall have the right to exercise vested stock options granted under any stock option agreement between Compaq and Executive shall be extended to the earlier of (a) the expiration of the term of the option, or (b) the twelve-month anniversary of the payment of the final Separation Payment installment. If Compaq terminates payment of the Separation Payment installments under paragraph 9.4.2., then the exercise period shall end on the earlier of (a) the expiration of the term of the option, or (b) the twelve-month anniversary of the date of the written notice provided for in paragraph 9.4.2.

     9.6.     Restricted  Stock  Vesting.  In  the  event that Executive becomes
              --------------------------
entitled to a Separation Payment under any paragraph of paragraph 9.1., except for section 9.1.5., then Compaq shall vest Executive in the Restricted Stock as provided in this paragraph. Vesting under this paragraph shall be effective one hundred eighty calendar days after the Termination Date, provided Executive has remained in compliance with his obligations under this Agreement during that period. If Executive becomes entitled to vesting under this paragraph, then Compaq shall vest Executive in the number of shares of the Restricted Stock determined by the formula [(N/60 x 200,000) - Y] where N equals the number of whole calendar months in the period from the Effective Date to the end of the calendar year in which the Termination Date occurs (maximum of 60) and Y equals the number of shares of the Restricted Stock that have vested under section
5.4.2. of this Agreement as of the Termination Date. The 200,000 in the formula above shall be adjusted to the same extent that the original number of shares of Restricted Stock is adjusted pursuant to Section 4 (d) of the Plan due to a stock dividend, subdivision, or combination of shares or reclassification.

     9.7.     Loan  to  Purchase Shares.     In the event that Executive becomes
              -------------------------
entitled to a Separation Payment under any paragraph of paragraph 9.1, or in the event of termination of Executive's employment with Compaq under section 9.2.1 or 9.2.3, Executive may satisfy the entire outstanding balance, including accrued and unpaid interest, of the loan described in paragraph 5.5 by transferring to Compaq the shares which secure the loan. Except in the instance of termination under section 9.2.1 or 9.2.3, Executive's right to satisfy the loan in the manner described in this section shall immediately cease if Compaq terminates payment of the Separation Payment installments under paragraph 9.4.2.

     9.8.     Supplemental  Payment.  On  the ninety-day anniversary of Compaq's
              ---------------------
receipt of Executive's executed Release, and provided Executive is not then in breach of his obligations and duties under this Agreement, Compaq shall pay Executive a supplemental payment equal to one hundred thousand dollars ($100,000.00) (the "Supplemental Payment"). The Supplemental Payment shall be subject to such deductions and other withholdings as are required by law. The Supplemental Payment shall be in lieu of any Compaq payment to Executive for tax preparation services, financial counseling, security system monitoring, accounting or legal fees necessitated by the termination of Executive's employment, secretarial services, outplacement services, and any other similar purposes.

     9.9.     Health Benefit Continuation.  If Executive becomes  entitled  to a
              ---------------------------
Separation Payment, Executive shall have the opportunity to continue his health care benefits, and those of his eligible dependents, in accordance with COBRA. The parties agree that during the six calendar months following the month in which the Termination Date occurs, Compaq shall make any necessary payments or adjustments such that Executive shall have the opportunity to continue these health care benefits at the employee premium rate. After this six-month period, Executive shall have the opportunity to continue such coverage at the COBRA premium rate.

10.     Gross-up  for  Excise Tax.  Compaq, at its sole expense, shall cause its
        -------------------------
independent auditors promptly to review all payments, distributions and benefits that have been made to or provided to, and are to be made to or provided to, Executive under this Agreement, and any other agreement and plan benefiting Executive, to determine the applicability of Section 4999 of the Code. If such auditors determine that any such payments, distributions or benefits are subject to excise taxes as provided under Section 4999 of the Code, then such payment, distributions, or benefits (the "Original Payment(s)") shall be increased by an amount (the "Gross-up Amount") such that, after the Company withholds all taxes due, including any excise and employment taxes imposed on the Gross-up Amount, Executive will retain a net amount equal to the Original Payment(s) less income and employment taxes, if any, imposed on the Original Payment(s). To facilitate the calculation of the applicable excise tax, Executive agrees to provide Compaq's auditors with copies of Executive's Forms W-2 for the tax years they deem necessary for their use in determining the application of Section 4999 and calculating any amounts payable under this Article. Compaq's auditors will perform the calculations in conformance with the foregoing provisions and provide Executive with a copy of their calculation. The intent of the parties is that Compaq shall be solely responsible for, and shall pay, any Excise Tax on the Original Payment(s) and Gross-up Amount and any income and employment taxes (including, without limitation, penalties and interest) imposed on any Gross-up Amount. If no determination by Compaq's auditors is made prior to the time Executive is required to file a tax return reflecting any portion of the Original Payment(s), Executive will be entitled to receive a Gross-up Amount calculated on the basis of the Original Payment(s) Executive reports in such tax return, within 30 days of the filing of such tax return. Executive agrees that, for the purposes of the foregoing sentence, Executive is not required to file a tax return until Executive has obtained the maximum number and length of filing extensions available. If any tax authority finally determines that a greater Excise Tax should be imposed upon the Original Payment(s) than is determined by Compaq's independent auditors or reflected in Executive's tax returns, Executive shall be entitled to receive the full Gross-up Amount calculated on the basis of the additional amount of Excise Tax determined to be payable by such tax authority (including related penalties and interest) from Compaq within 30 days of such determination as long as Executive has taken all reasonable actions to minimize any such amounts. If any tax authority finally determines that the Excise Tax to be less than the amount taken into account hereunder in calculating the Gross-up Amount, Executive shall repay to the Compaq, within 30 days of that determination, the portion of the Gross-up Amount attributable to such reduction (plus that portion of Gross-up Amount attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-up Amount being repaid).

11.     Arbitration.
        -----------

     11.1. The parties have agreed in various provisions of this Agreement that Compaq shall be entitled to seek specific performance and injunctive relief ("Equitable Relief") to enforce or remedy breach of certain obligations Executive has assumed herein. The parties agree that Compaq shall exercise these rights by seeking redress in a judicial forum possessing jurisdiction over the parties and the subject matter.

     11.2. Except for actions to obtain Equitable Relief, all claims, demands, causes of action, disputes, controversies, and other matters arising out of or relating to this Agreement, any provision hereof, the alleged breach hereof, or related in any way to Executive's employment or the parties' relationship, even though some or all of such claims allegedly are extra-contractual in nature, whether such claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or common law, for damages or any other relief ("Arbitrable Claims"), shall be resolved by final and binding arbitration in Houston, Texas, under the Federal Arbitration Act in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association. This paragraph shall apply both during and after termination of the parties' relationship.
Either party shall have the right to enforce this agreement to arbitrate in either federal or state court.

     11.3. All proceedings and documents prepared in connection with any Arbitrable Claim shall be Confidential Information and, unless otherwise required by law, the contents or subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if court enforcement of an arbitration award is sought, the court and court staff hearing such matter.

     11.4. If any party to this Agreement institutes a proceeding to enforce this agreement to arbitration, or institutes arbitration to enforce the terms of this Agreement, the party who prevails in such proceeding or arbitration, whether plaintiff or defendant, in addition to the remedy or relief obtained in such proceeding or arbitration shall be entitled to recover the reasonable expenses such prevailing party incurred in connection with such proceeding or arbitration, including, without limitation, attorneys fees and arbitrators fees.

12.     Notices.  For  purposes  of  this  Agreement,  notices  and  all  other
        -------
communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     12.1.  Compaq.
            ------
            Corporate  Secretary
            Compaq  Computer  Corporation
            20555  SH  249
            Houston,  TX  77070-2698

     12.2.  Executive.
            ---------
            Michael  D.  Capellas
            4011  Fulford  Court
            Katy,  TX  77450

Either Compaq or Executive may furnish a change of address to the other in writing except that notices of changes of address shall be effective only upon receipt.

13.     Controlling  Law.  Except  where  otherwise  provided  for  herein, this
        ----------------
Agreement shall be governed in all respects by the laws of the State of Texas, excluding any conflict-of-law rule or principle that might refer the construction of the Agreement to the laws of another State or country.

14.     Separability  and  Construction.  It  is  the  desire  and intent of the
        -------------------------------
parties that the terms, provisions, covenants, and remedies contained in this Agreement shall be enforceable to the fullest extent permitted by law. If any such term, provision, or covenant of this Agreement or the application thereof to any person, association, or entity or circumstances shall, to any extent, be construed by an arbitrator or a court to be invalid or unenforceable in whole or in part, then such term, provision, or covenant shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. If an arbitrator or a court shall declare void or unenforceable any remedy provided in any part of this Agreement, then the arbitrator or court shall award, instead of the invalid remedy, such damages or other remedy as would ordinarily be available at law or equity. In any case, the remaining provisions of this Agreement or the application thereof to any person, association, or entity or circumstances, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

15.     Waiver of Breach.  No failure by either party hereto at any time to give
        ----------------
notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

16.     Entire Agreement.  Except as provided in written Compaq policies dealing
        ----------------
with issues such as securities trading, business ethics, governmental affairs and political contributions, delegation of authority, compliance with law, conflicts of interest, and the like, this Agreement, as amended from time to time, shall constitute the entire understanding relating to the services to be performed by Executive for the Group, and, except as to any agreements as to indemnification, any previous employment or other agreements, whether written or oral, between Compaq and Executive shall be deemed to be revoked and canceled for all purposes as of the Effective Date.

17.     Modification  in  Writing.  No  addition  to,  or  modification of, this
        -------------------------
Agreement shall be effective, unless it is in writing and signed by both parties.

18.     Paragraph  Headings.  The headings in this Agreement are for convenience
        -------------------
of reference and shall not be used in the interpretation or construction of this Agreement.

19.     Assumption  of  Obligations.  Compaq agrees that it shall not enter into
        ---------------------------
any merger, reorganization, sale of substantially all its assets or other similar agreement or transaction without specifically providing that any successor entity shall assume the obligations of Compaq hereunder. Executive agrees that Compaq may assign its rights hereunder to such successor entity provided that such assignment shall not offset, reduce, or diminish any rights that shall accrue to Executive as a result of any Change in Control that may thereby occur. Except as set forth in this Article 19, neither Compaq nor Executive shall assign their rights under this Agreement without the written consent of the other party.

20.     Execution.  The  parties  may  execute  this  Agreement  in  multiple
        ---------
counterparts, each of which shall be deemed an original and all of which shall constitute one instrument. Executive agrees that he has read this Agreement, had the opportunity to consult with an attorney of his choice, and understands that signing this Agreement is a condition of employment. Executive acknowledges that this Agreement contains a liquidated damages provision and an arbitration provision.

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IN  WITNESS WHEREOF, executed this 30 day of July 1999 and  effective as of the
Effective  Date.

COMPAQ  COMPUTER  CORPORATION                  EXECUTIVE

By: /s/ Peter N. Larson                        /s/ Michael D. Capellas
   --------------------------                  -----------------------
   Peter N. Larson                             Michael  D.  Capellas
   Chairman, Human Resources
   Committee

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Exhibit  A  to  Employment  Agreement  between  Compaq  Computer Corporation and
Michael  D.  Capellas

                                Release of Claims

I acknowledge that I have had twenty-one days to decide whether to execute this Release of Claims (" Release") and that I have been advised in writing to consult an attorney before executing this Release. I acknowledge that I have seven days from the date I execute this Release to revoke my signature. I understand that if I choose to revoke this Release I must deliver my written revocation to Compaq before the end of the seven-day period.

     Excepts as to rights provided me in the Employment Agreement, I, FOR MYSELF, MY HEIRS, SUCCESSORS, AND ASSIGNS DO HEREBY SETTLE, WAIVE, AND RELEASE COMPAQ COMPUTER CORPORATION ("COMPAQ") AND ANY OF ITS PAST AND PRESENT OFFICERS, OWNERS, STOCKHOLDERS, PARTNERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS, PREDECESSORS, ASSIGNS, REPRESENTATIVES, ATTORNEYS, DIVISIONS, SUBSIDIARIES, OR AFFILIATES FROM ANY AND ALL CLAIMS, CHARGES, COMPLAINTS, RIGHTS, DEMANDS, ACTIONS, AND CAUSES OF ACTION OF ANY KIND OR CHARACTER, IN CONTRACT, TORT, OR OTHERWISE, BASED ON ACTIONS OR OMISSIONS OCCURRING IN THE PAST AND/OR PRESENT, AND REGARDLESS OF WHETHER KNOWN OR UNKNOWN TO ME AT THIS TIME, INCLUDING THOSE NOT SPECIFICALLY MENTIONED IN THIS RELEASE. AMONG THE RIGHTS, CLAIMS, AND
CAUSES OF ACTION WHICH I GIVE UP UNDER THIS RELEASE ARE THOSE ARISING IN CONNECTION WITH MY EMPLOYMENT AND THE TERMINATION OF MY EMPLOYMENT, INCLUDING RIGHTS OR CLAIMS UNDER FEDERAL, STATE AND LOCAL FAIR EMPLOYMENT PRACTICE OR DISCRIMINATION LAWS (INCLUDING THE VARIOUS CIVIL RIGHTS ACTS, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE EQUAL PAY ACT, AND THE TEXAS COMMISSION ON HUMAN RIGHTS ACT), LAWS PERTAINING TO BREACH OF EMPLOYMENT CONTRACT, WRONGFUL TERMINATION OR OTHER WRONGFUL TREATMENT, AND ANY OTHER LAWS OR RIGHTS RELATING TO MY EMPLOYMENT WITH COMPAQ AND THE TERMINATION OF THAT EMPLOYMENT. I ACKNOWLEDGE THAT I AM AWARE OF MY RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AND THAT I AM KNOWINGLY AND VOLUNTARILY WAIVING AND RELEASING ANY CLAIM OF AGE DISCRIMINATION WHICH I MAY HAVE UNDER THAT STATUTE AS PART OF THIS RELEASE. THIS AGREEMENT DOES NOT WAIVE OR RELEASE ANY RIGHTS, CLAIMS, OR CAUSES OF ACTION THAT MAY ARISE FROM ACTS OR OMISSIONS OCCURRING AFTER THE DATE I EXECUTE THIS RELEASE. I AGREE NOT TO BRING OR JOIN ANY LAWSUIT OR FILE ANY CLAIM AGAINST COMPAQ IN ANY COURT RELATING TO MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT.

_________________________          Date:  ________________________
Michael  D.  Capellas


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